SCHEDULED INCREASE RIDER
This rider (“Rider”) becomes a part of the policy to which it is attached (“Policy”). All terms of the Policy that do not conflict with this Rider’s terms apply to the Rider.
Rider Benefit Summary — This Rider provides for Scheduled Increases in Face Amount on the Insured’s life as long as:
•	The Policy is In Force and this Rider has not terminated.

•	We have approved such increase, if approval is required (see“Evidence of Financial Insurability May Be Required”).
Each such increase is referred to in this Rider as a“Scheduled Increase”, and is scheduled for a particular policy anniversary, as shown in the Policy Specifications. Each Scheduled Increase that goes into effect becomes a new Coverage Layer with a particular Face Amount and charges (see “Charges for Scheduled Increases”). The Face Amount of each Coverage Layer contributes to the Total Face Amount, and consequently to the Death Benefit, of the Policy. This rider has no Accumulated Value of its own, but affects the Policy’s Accumulated Value because the charges for the Rider and the charges for any Scheduled Increase that may result from it, are deducted from the Accumulated Value of the Policy.
Evidence of Financial Insurability May Be Required — Evidence of Financial Insurability (“Evidence”) with respect to this Rider means financial documentation required by us at the time we evaluate the Scheduled Increase that is consistent with our financial underwriting standards and practices. Each Scheduled Increase may be subject to our approval based on the Evidence you provide at the time the Scheduled Increase is scheduled. If Evidence is required for one or more Scheduled Increases, the Policy Specifications for the Rider will so state. If Evidence is required, the Scheduled Increase will only occur if you provide the required Evidence at least 15 days before the Scheduled Increase is scheduled to occur, and only if we approve the Scheduled Increase by determining that the Evidence meets our financial underwriting standards and practices. If you fail to provide the required Evidence or if we determine that the Evidence you provide does not meet our financial underwriting standards and practices, we will not approve the Scheduled Increase and the Scheduled Increase will not take effect, provided that we may approve an increase for an amount less than the Scheduled Increase, in which case only the lesser amount will take effect.
Insured — As used in this Rider, the “Insured” means the individual covered under the Policy’s Basic Coverage, as shown in the Policy Specifications.
Scheduled Increase Type — Each Scheduled Increase is an increase either to Basic Coverage or to term insurance coverage on the Insured provided by rider (“Term Coverage”), or to both Basic Coverage and Term Coverage. If there are Scheduled Increases that apply to Basic Coverage, they will be shown in a Table of Scheduled Increases in Basic Coverage shown in the Policy Specifications. When any such Basic Coverage goes into effect, it will become a part of, and be administered according to, the Policy. Likewise, if there are Scheduled Increases that apply to Term Coverage, they will be shown in a Table of Term Coverage shown in the Policy Specifications. When any such Term Coverage goes into effect, it will become a part of, and be administered according to, the rider to which Scheduled Increase applies, as shown in the Policy Specifications.
Charge for this Rider — On each Monthly Payment Date, there is a Rider Charge that will be part of the Policy’s Monthly Deduction. The maximum Rider Charge is shown in the Policy Specifications and applies for the first twenty policy years. We may charge less than such maximum charge. The Rider Charge will apply whether or not a particular Scheduled Increase goes into effect and regardless of whether any Scheduled Increases stay in effect.
Charges for Scheduled Increases — Any Scheduled Increase that has gone into effect as a result of this Rider will have an associated Coverage Charge and Cost of Insurance Charge, and, in the case of Scheduled Increase in Basic Coverage, an associated Surrender Charge. The charges for Scheduled Increases in Basic Coverage are described in the Policy. The charges for Scheduled Increases in Term Coverage are described in the rider, to which the Scheduled Increases apply.

Changes in Scheduled Increases — If you request a decrease or termination of any Coverage Layer that has already gone into effect or if you decline a Scheduled Increase that has been approved, or if you transfer ownership of the Policy to any person or entity without an insurable interest in the life of the Insured, all future Scheduled Increases will be forfeited and we will send you a Supplemental Schedule of Coverage to reflect the change. If we do not approve a Scheduled Increase that requires Evidence or if we approve an increase for an amount less than the full amount of the Scheduled Increase, we will also send you a Supplemental Schedule of Coverage to reflect the change, but in this case any future Scheduled Increases will not be forfeited.
Effective Dates — This Rider is effective on the Policy Date unless otherwise stated. It will terminate on the earlier of:
•	Your Written Request

•	The date the Policy or the Rider ceases to be In Force
Reinstatement — If the Policy is reinstated, any Scheduled Increases that would have otherwise occurred when the Policy was lapsed will be forfeited. Scheduled Increases that are scheduled to occur after reinstatement will be handled as if the Policy had never lapsed.
Signed for Pacific Life Insurance Company,

Chairman, President and Chief Executive Officer	Secretary

POLICY SPECIFICATIONS
SUMMARY OF COVERAGES EFFECTIVE ON THE POLICY DATE

SUMMARY OF OTHER COVERAGES

R10SIR	SCHEDULED INCREASE RIDER

	RIDER CHARGE:	$30.50 PER MONTH

Page 3.1

POLICY SPECIFICATIONS
TABLE OF SCHEDULED INCREASES IN BASIC COVERAGE

	INSURED:				LELAND STANFORD
	FOR EACH SCHEDULED INCREASE IN				TOTALS FOR ALL SCHEDULED INCREASES IN
	BASIC COVERAGE FIRST EFFECTIVE IN				BASIC COVERAGE THAT HAVE BECOME
	THE POLICY YEAR SHOWN				EFFECTIVE BY THE POLICY YEAR SHOWN
POLICY	FACE		COVERAGE CHARGE		FACE	COVERAGE
YEAR	AMOUNT		YEARS* 1-20 YEARS* 21+		AMOUNT	CHARGE
1	$0		$0	$0	$0	$0
2	100,000		22.02	24.18	100,000	22.02
3	100,000		22.32	24.48	200,000	44.34
4	100,000		22.60	24.76	300,000	66.94
5	100,000		22.87	25.03	400,000	89.81
6	100,000		23.18	25.34	500,000	112.99
7	100,000	**	23.55	25.71	600,000	136.54
8	100,000	**	23.92	26.08	700,000	160.46
9	100,000	**	24.30	26.46	800,000	184.76
10	100,000	**	24.66	26.82	900,000	209.42
11	100,000	**	25.08	27.24	1,000,000	234.50
12	0		0	0	1,000,000	234.50
13	0		0	0	1,000,000	234.50
14	0		0	0	1,000,000	234.50
15	0		0	0	1,000,000	234.50
16	0		0	0	1,000,000	234.50
17	0		0	0	1,000,000	234.50
18	0		0	0	1,000,000	234.50
19	0		0	0	1,000,000	234.50
20	0		0	0	1,000,000	234.50
21	0		0	0	1,000,000	234.50
22	0		0	0	1,000,000	236.66
23	0		0	0	1,000,000	238.82
24	0		0	0	1,000,000	240.98
25	0		0	0	1,000,000	243.14
26	0		0	0	1,000,000	245.30
27	0		0	0	1,000,000	247.46
28	0		0	0	1,000,000	249.62
29	0		0	0	1,000,000	251.78
30	0		0	0	1,000,000	253.94
31	0		0	0	1,000,000	256.10
32	0		0	0	1,000,000	256.10
33	0		0	0	1,000,000	256.10
34	0		0	0	1,000,000	256.10
35	0		0	0	1,000,000	256.10
36	0		0	0	1,000,000	256.10
37	0		0	0	1,000,000	256.10
38	0		0	0	1,000,000	256.10
39	0		0	0	1,000,000	256.10
40	0		0	0	1,000,000	256.10
41	0		0	0	1,000,000	256.10
42	0		0	0	1,000,000	256.10
43	0		0	0	1,000,000	256.10
44	0		0	0	1,000,000	256.10

*	YEARS ARE MEASURED FROM THE EFFECTIVE DATE OF THE COVERAGE LAYER.

**	INCREASE IS NOT GUARANTEED. EVIDENCE OF FINANCIAL INSURABILITY WILL BE REQUIRED.

Page 4.*

POLICY SPECIFICATIONS
TABLE OF SCHEDULED INCREASES IN BASIC COVERAGE
CONTINUED

	INSURED:			LELAND STANFORD
	FOR EACH SCHEDULED INCREASE IN			TOTALS FOR ALL SCHEDULED INCREASES IN
	BASIC COVERAGE FIRST EFFECTIVE IN			BASIC COVERAGE THAT HAVE BECOME
	THE POLICY YEAR SHOWN			EFFECTIVE BY THE POLICY YEAR SHOWN
POLICY		COVERAGE	CHARGE		COVERAGE
YEAR	FACE AMOUNT	YEARS* 1-20	YEARS* 21+	FACE AMOUNT	CHARGE
45	$0	$0	$0	$1,000,000	$256.10
46	0	0	0	1,000,000	256.10
47	0	0	0	1,000,000	256.10
48	0	0	0	1,000,000	256.10
49	0	0	0	1,000,000	256.10
50	0	0	0	1,000,000	256.10
51	0	0	0	1,000,000	256.10
52	0	0	0	1,000,000	256.10
53	0	0	0	1,000,000	256.10
54	0	0	0	1,000,000	256.10
55	0	0	0	1,000,000	256.10
56	0	0	0	1,000,000	256.10
57	0	0	0	1,000,000	256.10
58	0	0	0	1,000,000	256.10
59	0	0	0	1,000,000	256.10
60	0	0	0	1,000,000	256.10
61	0	0	0	1,000,000	256.10
62	0	0	0	1,000,000	256.10
63	0	0	0	1,000,000	256.10
64	0	0	0	1,000,000	256.10
65	0	0	0	1,000,000	256.10
66	0	0	0	1,000,000	256.10
67	0	0	0	1,000,000	256.10
68	0	0	0	1,000,000	256.10
69	0	0	0	1,000,000	256.10
70	0	0	0	1,000,000	256.10
71	0	0	0	1,000,000	256.10
72	0	0	0	1,000,000	256.10
73	0	0	0	1,000,000	256.10
74	0	0	0	1,000,000	256.10
75	0	0	0	1,000,000	256.10
76	0	0	0	1,000,000	256.10
77	0	0	0	1,000,000	256.10
78	0	0	0	1,000,000	256.10
79	0	0	0	1,000,000	256.10
80	0	0	0	1,000,000	256.10
81	0	0	0	1,000,000	256.10
82	0	0	0	1,000,000	256.10
83	0	0	0	1,000,000	256.10
84	0	0	0	1,000,000	256.10
85	0	0	0	1,000,000	256.10
86	0	0	0	1,000,000	256.10
87+	0	0	0	1,000,000	0

*	YEARS ARE MEASURED FROM THE EFFECTIVE DATE OF THE COVERAGE LAYER.

Page 4.*

POLICY SPECIFICATIONS
TABLE OF SURRENDER CHARGE FACTORS
FOR SCHEDULED INCREASES IN BASIC COVERAGE

INSURED:	LELAND STANFORD

[LEVEL PERIOD:	XX YEARS]

SURRENDER CHARGE PERIOD: [10] YEARS*
FOR EACH SCHEDULED INCREASE IN BASIC COVERAGE
FIRST EFFECTIVE IN THE POLICY YEAR SHOWN

POLICY	FACE		INITIAL	REDUCTION
YEAR	AMOUNT		AMOUNT	FACTOR
1	$0		$0	$0
2	100,000		604.50	40.30
3	100,000		604.50	40.30
4	100,000		604.50	40.30
5	100,000		604.50	40.30
6	100,000		604.50	40.30
7	100,000	**	604.50	40.30
8	100,000	**	604.50	40.30
9	100,000	**	604.50	40.30
10	100,000	**	604.50	40.30
11	100,000	**	604.50	40.30
12+	0		0	0

*	YEARS ARE MEASURED FROM THE EFFECTIVE DATE OF THE COVERAGE LAYER.

**	INCREASE IS NOT GUARANTEED. EVIDENCE OF FINANCIAL INSURABILITY WILL BE REQUIRED.

Page 4.*

POLICY SPECIFICATIONS
TABLE OF TERM COVERAGE
APPLICABLE TO ANNUAL RENEWABLE TERM (“ART”) RIDER

	INSURED:				LELAND STANFORD
	FOR EACH TERM COVERAGE				TOTALS FOR ALL TERM COVERAGE
	LAYER*** FIRST EFFECTIVE IN THE				LAYERS*** THAT HAVE BECOME EFFECTIVE
	POLICY YEAR SHOWN				BY THE POLICY YEAR SHOWN
POLICY	FACE		COVERAGE	CHARGE	FACE	COVERAGE
YEAR	AMOUNT		YEARS* 1-20	YEARS* 21+	AMOUNT	CHARGE
1	$0		$0	$0	$0	$0
2	100,000		23.10	26.34	100,000	23.10
3	100,000		23.40	26.64	200,000	46.50
4	100,000		23.68	26.92	300,000	70.18
5	100,000		23.95	27.19	400,000	94.13
6	100,000		24.26	27.50	500,000	118.39
7	100,000	**	24.63	27.87	600,000	143.02
8	100,000	**	25.00	28.24	700,000	168.02
9	100,000	**	25.38	28.62	800,000	193.40
10	100,000	**	25.74	28.98	900,000	219.14
11	100,000	**	26.16	29.40	1,000,000	245.30
12	0		0	0	1,000,000	245.30
13	0		0	0	1,000,000	245.30
14	0		0	0	1,000,000	245.30
15	0		0	0	1,000,000	245.30
16	0		0	0	1,000,000	245.30
17	0		0	0	1,000,000	245.30
18	0		0	0	1,000,000	245.30
19	0		0	0	1,000,000	245.30
20	0		0	0	1,000,000	245.30
21	0		0	0	1,000,000	245.30
22	0		0	0	1,000,000	248.54
23	0		0	0	1,000,000	251.78
24	0		0	0	1,000,000	255.02
25	0		0	0	1,000,000	258.26
26	0		0	0	1,000,000	261.50
27	0		0	0	1,000,000	264.74
28	0		0	0	1,000,000	267.98
29	0		0	0	1,000,000	271.22
30	0		0	0	1,000,000	274.46
31	0		0	0	1,000,000	277.70
32	0		0	0	1,000,000	277.70
33	0		0	0	1,000,000	277.70
34	0		0	0	1,000,000	277.70
35	0		0	0	1,000,000	277.70
36	0		0	0	1,000,000	277.70
37	0		0	0	1,000,000	277.70
38	0		0	0	1,000,000	277.70
39	0		0	0	1,000,000	277.70
40	0		0	0	1,000,000	277.70
41	0		0	0	1,000,000	277.70
42	0		0	0	1,000,000	277.70
43	0		0	0	1,000,000	277.70
44	0		0	0	1,000,000	277.70

*	YEARS ARE MEASURED FROM THE EFFECTIVE DATE OF THE COVERAGE LAYER.

**	INCREASE IS NOT GUARANTEED. EVIDENCE OF FINANCIAL INSURABILITY WILL BE REQUIRED.

***	OTHER THAN TERM COVERAGE LAYERS RESULTING FROM REQUESTED INCREASES

Page 4.*

POLICY SPECIFICATIONS
TABLE OF TERM COVERAGE
APPLICABLE TO ANNUAL RENEWABLE TERM (“ART”) RIDER
CONTINUED

	INSURED:			LELAND STANFORD
	FOR EACH TERM COVERAGE			TOTALS FOR ALL TERM COVERAGE
	LAYER*** FIRST EFFECTIVE IN THE			LAYERS*** THAT HAVE BECOME EFFECTIVE
	POLICY YEAR SHOWN			BY THE POLICY YEAR SHOWN
POLICY	FACE	COVERAGE CHARGE			COVERAGE
YEAR	AMOUNT	YEARS* 1-20 YEARS* 21+		FACE AMOUNT	CHARGE
45	$0	$0	$0	$1,000,000	$277.70
46	0	0	0	1,000,000	277.70
47	0	0	0	1,000,000	277.70
48	0	0	0	1,000,000	277.70
49	0	0	0	1,000,000	277.70
50	0	0	0	1,000,000	277.70
51	0	0	0	1,000,000	277.70
52	0	0	0	1,000,000	277.70
53	0	0	0	1,000,000	277.70
54	0	0	0	1,000,000	277.70
55	0	0	0	1,000,000	277.70
56	0	0	0	1,000,000	277.70
57	0	0	0	1,000,000	277.70
58	0	0	0	1,000,000	277.70
59	0	0	0	1,000,000	277.70
60	0	0	0	1,000,000	277.70
61	0	0	0	1,000,000	277.70
62	0	0	0	1,000,000	277.70
63	0	0	0	1,000,000	277.70
64	0	0	0	1,000,000	277.70
65	0	0	0	1,000,000	277.70
66	0	0	0	1,000,000	277.70
67	0	0	0	1,000,000	277.70
68	0	0	0	1,000,000	277.70
69	0	0	0	1,000,000	277.70
70	0	0	0	1,000,000	277.70
71	0	0	0	1,000,000	277.70
72	0	0	0	1,000,000	277.70
73	0	0	0	1,000,000	277.70
74	0	0	0	1,000,000	277.70
75	0	0	0	1,000,000	277.70
76	0	0	0	1,000,000	277.70
77	0	0	0	1,000,000	277.70
78	0	0	0	1,000,000	277.70
79	0	0	0	1,000,000	277.70
80	0	0	0	1,000,000	277.70
81	0	0	0	1,000,000	277.70
82	0	0	0	1,000,000	277.70
83	0	0	0	1,000,000	277.70
84	0	0	0	1,000,000	277.70
85	0	0	0	1,000,000	277.70
86	0	0	0	1,000,000	277.70
87+	0	0	0	1,000,000	0

*	YEARS ARE MEASURED FROM THE EFFECTIVE DATE OF THE COVERAGE LAYER

***	OTHER THAN TERM COVERAGE LAYERS RESULTING FROM REQUESTED INCREASES

Page 4.*